UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 26, 2024
Date of Report (Date of earliest event reported)
________________________________________________________
QT Imaging Holdings, Inc.
(Exact name of Registrant as Specified in Charter)
________________________________________________________

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Definitive Material Agreement

As previously disclosed by QT Imaging Holdings, Inc. (the “Company”) in a Current Report on Form 8-K filed on November 22, 2023 with the Securities and Exchange Commission (the “SEC”), on November 16, 2023, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), pursuant to which the Investor agreed, subject to the conditions therein, to purchase from the Company shares of its common stock, par value $0.0001 (the “Common Stock”), for a value of up to $50,000,000 of which $10,000,000 was to be advanced by the Investor as evidenced by a promissory note (such advance, the “Pre-Paid Advance”). Furthermore, as previously disclosed by the Company in a Current Report on Form 8-K filed on March 5, 2024 with the SEC, the Company, as consideration for the Pre‑Paid Advance, on March 4, 2024 issued to the Investor a promissory note (the “Investor Note”, and together with the SEPA, the “Financing Documents”). Undefined terms used herein have the meanings defined in the Investor Note.

As previously disclosed in a Current Report on Form 8-K with the SEC on September 13, 2024, a Trigger Event occurred under the terms of the Investor Note on September 11, 2024, as a result of which the Company made the first of its monthly payments due to the Investor on September 13, 2024, of approximately $1,500,000.

On September 26, 2024, the Company and the Investor entered into that certain Omnibus Amendment (the “Omnibus Amendment”), pursuant to which the parties agreed to amend certain terms of the Financing Documents to reduce the Company’s obligations resulting from the Trigger Event as described below.

Pursuant to the Omnibus Amendment, the Maturity Date of the Investor Note will be extended approximately 6 months from June 4, 2025 to December 15, 2025, such that all amounts outstanding under the Investor Note will be immediately due and payable on the extended Maturity Date.

Further, the Omnibus Amendment acknowledges the Company’s obligation to make monthly payments to the Investor in the amount of the Trigger Principal Amount due to the occurrence of the Trigger Event and revised Section 1(c) of the Investor Note to provide that no further monthly payments will be owed during the period beginning on the date of the Omnibus Amendment and ending on January 15, 2025. In exchange for this relief, beginning on January 15, 2025, and continuing on the same day of each successive Calendar Month until and including November 15, 2025, whether or not a Trigger Event has occurred and is continuing as of such dates, the Company will make monthly payments in an amount equal to $500,000 plus the Payment Premium plus accrued and unpaid interest under the Investor Note as of each such payment date. Such monthly payments will not be reduced or offset by any amount, including, but not limited to, any net sales proceeds of the Company Shares (as defined in the SEPA) or any value of the Company Shares based on the VWAP as quoted by Bloomberg, LP.

The parties also agreed that 100% of the proceeds of the sale of the remaining 400,000 Company Shares currently held by the Investor and originally issued by the Company to the Investor on March 4, 2024 shall be retained by the Investor and shall not be used to offset or reduce any amounts owed under the Investor Note, as amended by the Omnibus Amendment, or to otherwise benefit the Company in any way.

The Omnibus Amendment further provides that the parties will work together in good faith to a mutually acceptable share price.

The Omnibus Agreement also provides that in the event that the Company’s common stock is delisted from trading on the Nasdaq Stock Market, the Investor consents to the occurrence of such delisting from the Nasdaq Stock Market, if it is to happen, and that it will not constitute an Event of Default as per the Omnibus Agreement, provided that (i) the Company uses its best efforts to have its common stock relisted on The Nasdaq Capital Market as soon as possible and (ii) the Company’s common stock is listed on the OTC Markets’ OTCQX market tier within 30 days in the event that a delisting from the Nasdaq Stock Market occurs.

All terms, conditions and provisions of the Financing Documents shall remain in full force and effect and remain unaffected and unchanged, such that the Omnibus Amendment in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Financing Documents, or the priority thereof, such that those liens, security interests and rights, as well as all rights, remedies, titles, liens and equities securing the Financing Documents and indebtedness as modified are ratified, confirmed, renewed and extended in all respects. The Omnibus Amendment is a modification only and not a novation, such that it shall be considered attached to the Investor Note and made a part thereof, and shall not release or affect the liability of any guarantor, surety or endorser of the Investor Note, or release any owner of collateral securing the Investor Note, such that the validity, priority and enforceability thereof shall not be impaired. Any event of default under the Omnibus Amendment shall constitute an Event of Default under the Investor Note.

The Company also agreed, pursuant to the Omnibus Amendment, in consideration of the mutual covenants contained therein, to fully and unconditionally release and forever discharge the Investor and its affiliates and their respective officers, directors, employees, agents, legal representatives, successors, and assigns (the “Released Parties”), from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, in law or equity, which against the Released Parties, the Company or QT Imaging ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever up to the date of the Omnibus Amendment, with such release being binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors, and assigns.

Finally, the Omnibus Amendment provides that an Event of Default under the Investor Note shall occur automatically, without the requirement of any notice from the Investor to the Company, if any creditor other than the Investor, or any party acting in a similar capacity, initiates or attempts to initiate any action intending to foreclose, seize, or take control over any asset of the Company, whether through legal processes or by any other means, which shall include, but shall not be limited to, the filing of any legal actions aiming at foreclosure, the initiation of such proceedings, or any preparatory steps taken by such creditor that clearly indicate an intention to foreclose on assets due to the Company’s failure to meet its obligations to such creditor. Upon the occurrence of any such event, an Event of Default shall have occurred and all obligations under the Investor Note shall automatically become immediately due and payable, and the Investor shall be entitled to exercise all rights and remedies available under the Investor Note and applicable law, without any further notice, demand, or action required on the part of the Lender. Notwithstanding any other provision in the Omnibus Amendment or the Investor Note, the aforementioned clause is to serve as an additional Event of Default, augmenting, and not replacing, any Events of Default as specified within the Investor Note.

This Current Report provides a summary of the Omnibus Amendment, the description of which does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement. A copy of the Omnibus Amendment is filed as Exhibit 10.1 hereto and is incorporated by reference into this Current Report.
Item 9.01     Financial Statements and Exhibits.
(d)Exhibits:

Exhibit No.	Description
10.1	Omnibus Amendment, dated September 26, 2024, by and between QT Imaging Holdings, Inc. and YA II PN, LTD.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 30, 2024	QT Imaging Holdings, Inc.
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer